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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 8, 1998




                              DERMA SCIENCES, INC.
             (Exact name of registrant as specified in its charter)





      Pennsylvania                   1-31070                    23-2328753
(State or other jurisdiction       (Commission                (IRS employer
      of incorporation)            File Number)           identification number)







                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (609) 514-4744
                    (Address including zip code and telephone
                     number, of principal executive offices)


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ITEM 5.  OTHER EVENTS

        On June 8, 1998 Registrant and ABS LifeSciences, Inc. ("ABS") agreed to a settlement of their respective claims and counter claims asserted in the civil action ABS LIFESCIENCES, INC. V. DERMA SCIENCES, INC. (the "Action"). The settlement provides that Registrant pay to ABS a total of $550,000 and return to ABS all unsold Chronicure inventory. The Action will be dismissed with prejudice.

        Registrant   anticipates  taking  a  charge  of  approximately  $750,000
(unaudited) against second quarter, 1998 earnings as a result of the settlement.

        The  settlement  agreement  dated June 8,  1998 is  attached  hereto  as
Exhibit 10.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Not applicable

        (b)     Not applicable

        (c)     Exhibit:

                10      Settlement   Agreement   dated   June 8,  1998   between
                        Registrant and ABS LifeSciences, Inc.



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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     DERMA SCIENCES, INC.



Date: June 10, 1998                                  By:/s/  Edward J. Quilty
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                                                         Edward J. Quilty
                                                         Chairman